Exhibit 99.1

This filing relates to the proposed share contribution and exchange transaction (the “Exchange”) between Skyline Corporation (“Skyline”) and Champion Enterprises Holdings, LLC (“Champion Holdings”) pursuant to the terms of a Share Contribution & Exchange Agreement dated as of January 5, 2018 (the “Exchange Agreement”) between Skyline and Champion Holdings. The Exchange Agreement is on file with the Securities and Exchange Commission (“SEC”) as Exhibit 2.1 to the Current Report on Form 8-K filed by Skyline on January 5, 2018.

Set forth below is the transcript from an investor presentation given on January 25, 2018 by Richard W. Florea, President and Chief Executive Officer of Skyline, Keith Anderson, Chief Executive Officer of Champion Home Builders, Inc., and Laurie Hough, Senior Vice President and Chief Financial Officer of Champion Holdings.

Additional Information for Shareholders

In connection with the proposed Exchange and certain matters to be approved by Skyline’s shareholders at a special meeting of shareholders relating to the Exchange (the “Company Shareholder Approval Matters”), Skyline will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of Skyline. The proxy statement will contain important information about the Company Shareholder Approval Matters and the proposed Exchange and related matters. SKYLINE’S SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED EXCHANGE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY SHAREHOLDER APPROVAL MATTERS AND THE PROPOSED EXCHANGE. Skyline’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Skyline’s shareholders also will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Skyline Corporation, 2520 By-Pass Road, P.O. Box 743, Elkhart, Indiana 46514, Attention: Corporate Secretary, or by calling (574) 294-6521, or from Skyline’s website at www.skylinecorp.com under the tab “Investors – SEC Filings.” The information available through Skyline’s website is not and shall not be deemed part of this document or incorporated by reference into other filings Skyline makes with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

This communication is not a solicitation of proxies in connection with the proposed Exchange. However, Skyline and its directors and officers may be deemed to be participants in the solicitation of proxies from Skyline’s shareholders with respect to the special meeting of shareholders that will be held to consider the Company Shareholder Approval Matters in connection with the Exchange. Information concerning the ownership of Skyline securities by Skyline’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5 and additional information about Skyline’s directors and executive officers and their ownership of Skyline’s common stock is set forth in the proxy statement for Skyline’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on August 22, 2017. Shareholders may obtain additional information regarding the interests of Skyline and its directors and executive officers in the proposed Exchange, which may be different than those of Skyline’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed Exchange, when filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Except for historical information contained herein, this document expresses “forward-looking statements” which are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995, as amended. Such matters include forward-looking statements regarding the prospective effects and timing of the proposed Exchange. Generally, the words “believe,” “expect,” “intend,” “estimate,” “project,” “will,” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates, or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. Skyline cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Skyline may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause Skyline’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include, but are not limited to: potential failure to obtain shareholder approval of the Company Shareholder Approval Matters; potential failure to obtain regulatory approval for the Exchange or to satisfy other conditions to the consummation of the Exchange on the proposed terms and within the proposed timeframes; costs or difficulties relating to integration matters might be greater than expected; material adverse changes in Skyline’s operations or earnings; changes in laws, regulations, or accounting principles generally accepted in the United States; the effect of the recently enacted Tax Cuts and Jobs Act on Skyline and its subsidiaries; Skyline’s competitive position within the markets it serves; unforeseen downturns in the local, regional, or national economies or in the specific regions in which Skyline has market concentrations; and other risks discussed in Skyline’s filings with the SEC, including its Annual Report on Form 10-K, which filings are available from the SEC. Skyline undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

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Champion Home Builders, Inc. – Skyline and Champion Home Builders Combination Update, January 25, 2018

C O R P O R A T E    P A R T I C I P A N T S

Laurie Hough, Senior Vice President, Chief Financial Officer

Champion Home Builders Inc.

Rich Florea, President, Chief Executive Officer

Skyline Corporation

Keith Anderson, President, Chief Executive Officer

Champion Home Builders Inc.

P R E S E N T A T I O N

Operator:

Good morning and welcome to today’s conference call to discuss the announced combination between Skyline Corporation and Champion Enterprise Holdings LLC, the parent company of Champion Home Builders Incorporated. As a reminder, this conference is being recorded today, Thursday, January 25, 2018.

I would now like to turn the conference over to Laurie Hough, Chief Financial Officer, Senior Vice President. Thank you, Laurie Hough, you may begin.

Laurie Hough:

Good morning, and thank you for taking the time to join this call about our announcement of the combination between Skyline and Champion. We hope you’ve had the chance to review the press release issued on January 5. If not, a copy is available on the U.S. Securities and Exchange Commission’s website for Skyline Corporation and the News section of Champion’s website at www.championhomes.com. A copy of the slide presentation referenced on this call is also available on Skyline’s Investor Relations webpage at http://www.skylinecorp.com.

Before we begin, I would like to call your attention to Slide 2 of our presentation and remind everyone that some of the comments today may include forward-looking statements. These statements are subject to the risks and uncertainties as described in Skyline’s filings with the SEC, including the proxy statement that will be filed with the SEC. Such statements include but are not limited to statements about the benefits of the transaction, potential synergies and cost savings and the timing thereof, future financial and operating results, the expected timing of the completion of the transaction, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that aren’t historical facts. Actual results may differ materially from those described during the call. In addition, all forward-looking statements are made as of today and both companies do not undertake to update any forward-looking statements based on new circumstances or revised expectations.

Discussions during this presentation will also include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles. Reconciliation of those non-GAAP

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Champion Home Builders, Inc. – Skyline and Champion Home Builders Combination Update, January 25, 2018

financial measures to the most directly comparable GAAP financial measure can be found in the appendix to today’s presentation. Any non-GAAP measures presented are not and should not be viewed as substitutes for financial measures required by U.S. GAAP. They have no standardized meaning prescribed by U.S. GAAP and may not be comparable to the calculations of similar measures at other companies.

As outlined on Slide 3, joining me on the call today are Keith Anderson, Chief Executive Officer of Champion, and Rich Florea, President and Chief Executive Officer of Skyline Corporation.

To begin, I’d like to turn the call over to Rich Florea for some opening remarks and a brief walk-through of the strategic merits.

Rich Florea:

Thank you, Laurie. Good morning and thank you for joining the call today. We appreciate your interest in our Company. We’re excited to introduce the strategic combination of two strong factory-built housing companies. Specifically, earlier this month we announced an agreement to combine Skyline Corporation and Champion to create the nation’s largest publicly traded factory-built housing company. This is an exciting announcement for us and an important one for both companies’ shareholders, employees and customers.

The combination of Skyline and Champion represents a unique opportunity for two well respected companies with strong brand history to come together and continue providing high quality homes for customers while also providing the greatest long-term value for shareholders. We believe that as a combined company, we will be a stronger, more efficient competitor able to accelerate profitable growth and deliver an even broader range of customer services and solutions.

I could not be more excited about this combination for all of Skyline’s stakeholders. I believe that the combination is good for both of the respective businesses and will help drive significant value creation going forward. The Skyline Management and Board fully support this transaction and see tremendous opportunity ahead. Personally, I look forward to working with Keith, Laurie and the rest of Management to continue delivering for our shareholders.

Turning to Slide 4, you can see a summary of the many reasons why we think the transaction is so compelling. There is a strong industry backdrop of customer demand which is expected to provide tailwinds as we create with this transaction a leading factor-built housing player with a number two North American market position. We believe the combined company will have an enhanced platform poised to better capitalize on this improving U.S. housing and construction market generally, and the market for factory-built housing in particular. The combined existing product offerings are complemented by enhanced capabilities such as commercial modular construction, for example hotels, apartment complexes and workforce housing, and in-house logistics and resale businesses. Additionally, the combined company will have an attractive geographic footprint to serve customers across all of North America. Champion, for example, has an extremely strong presence in attractive markets in the California, Texas, southeast and western Canada geographies with year-round construction cycles and solid demographics. Both companies share a culture that prioritizes a commitment to exceptional customer experiences and recognizes the importance of talented employees serving our customers with these best-in-class capabilities. Our 6,000-plus employees are far and away our most valuable asset, and this transition affords them new challenges and opportunities to grow. This was very important to both Keith and myself as we explored bringing these two innovative companies together.

Finally, this is a powerful combination that provides for a very attractive value creation opportunity for our shareholders. We will cover these items in more detail later on in the call, but we believe the all-stock combination will generate significant synergies and maintain a strong balance sheet that preserves the financial flexibility to pursue attractive and strategic growth opportunities.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Champion Home Builders, Inc. – Skyline and Champion Home Builders Combination Update, January 25, 2018

I will now turn it over to Keith so he can briefly walk through the transaction and Champion overview.

Keith Anderson:

Thank you, Rich, and good morning. Slide 5 provides an overview of the transaction structure, initial announcement of the combined Management team of the Company, and the path to closing this transaction. The combined company will be known as Skyline Champion Corporation and trade on the New York Stock Exchange American under the ticker symbol, SKY. The principal offices will remain in Elkhart, Indiana with additional executive offices in Troy, Michigan.

The transaction is structured as a stock for stock combination and is expected to be in tax-free to Skyline shareholders. Skyline expects to declare a dividend to its existing shareholders of its excess net cash less transactional expenses at the time of closing. Champion shareholders will own 84.5% of the combined company with Skyline shareholders owning 15.5%.

When this deal closes, I will step into the CEO role for the combined business. Rich Florea, the current CEO of Skyline, will remain on the Board of the combined Company. I’m excited about having Rich and John Firth, current Skyline Chairman, join me on the Board. Both bring new skills and experiences that our Board and our Company will really value. Additionally, Laurie Hough, current CFO and Senior Vice President of Champion, will become CFO of the combined Company. The Board of Directors will comprise of 11 members, nine of which will be directors designated by Champion, two of which will be designated by Skyline. Art Decio, a founder of Skyline, has agreed to serve as a senior advisor to the combined Company’s Board of Directors.

Both companies recognize the value of talented people and have excellent leadership across the combined businesses. With these leaders in place, it will help to ensure strong execution, seamless integration, and appropriate risk management of this exciting next step for the companies. While certain aspects of this transaction will need to be approved by shareholders of Skyline, it is worth pointing out that this combination has already been supported by Skyline’s Board, Management Team, as well as Art Decio, Skyline’s largest shareholder. The combination is also subject to customary regulatory approvals and closing conditions, and therefore we expect to close in the first half of the calendar year 2018.

Turning to Slide 6, manufactured housing is an important component of the growing U.S. housing market. Macro indicators point toward continued growth in the manufactured and modular construction markets. With 2017, annual shipments of new U.S. manufactured homes still are well below the long-term average. Additionally, there is significant runway to achieve the long-term average composition of manufactured housing shipments represented as a percent of total home starts.

One item to note is the important role financing plays to this industry . From 1999 through 2002, the majority of financial institutions, banking and GSCs included, exited this business. That left the industry’s retail customers with few options to purchase their home other than paying higher rates, down payment requirements, or just pay 100% cash. This constraint has gradually improved over the past few years with new financial institutions entering our sector. We expect this momentum will accelerate later this year with the announcements from the GSCs with their duty to serve commitments to the industry, as approved by FHFA. This is truly great news for our industry.

Helping drive this growth is favorable demographic trends, as outlined on the next page, Slide 7. In general, as an affordable alternative, manufactured housing is well positioned to take advantage of the two important demographic trends, the aging of our population and new household formation among

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Champion Home Builders, Inc. – Skyline and Champion Home Builders Combination Update, January 25, 2018

young buyers. Also, buyers of manufactured homes on average have an annual income of $26,000. As you can see in the upper right, household incomes have declined across all income ranges with the exception of those making $50,000 or less, our primary demographic we serve. Additionally, the spread between the average site-built home price and the average manufactured home price has increased nearly $100,000 since 2011, driving buyers to considered manufactured or modular homes.

Turning to Slide 8, which is our overview of Champion, Champion is currently the second largest factor-built housing player in North America today with facilities throughout the U.S. and Canada. In addition to building manufactured and modular homes, Champion also operates an integrated retail business in the southern U.S. as well as Starfleet Trucking, a transportation provider serving the manufactured housing industry. Sales for the 12 months ended December 30, 2017 exceeded a billion dollars and Adjusted EBITDA was approximately $66 million for that same time period.

Champion has experienced significant EBITDA margin expansion since fiscal year 2015 for several reasons: first, we’ve experienced double digit-plus top line growth, allowing plants to better absorb fixed costs; second, our new plants are improving their production efficiency; third, improved revenue from our government distribution channel due to higher FEMA orders the past few years; and lastly, our focused direction on underperforming products and options.

I will now turn it back to Rich so that he can briefly walk through the Skyline overview on Page 9.

Rich Florea:

Thank you, Keith. As many of you on the call are already aware of Skyline and familiar with the Company, Skyline is currently the number four producer of manufactured housing, modular housing and park models in the United States and has a diversified product mix, as illustrated in the chart at the bottom left of the page. Our 80 operating facilities are located in seven states through the United States and we have over 1,300 employees. We are a leader in the west, the midwest and southern regions of the U.S. and serve a broad set of end markets.

Skyline has undergone transformational change over the past two and a half years. We have focused our initiatives throughout the Company which have allowed us to improve our operating margins and return to profitability. We have streamlined and focused our product offering. We have implemented operational excellence processes and we have invested in and upgraded our people. Skyline is poised for success in the expanding housing market, which we believe will be driven by increasing demand from both millennials and baby boomers alike.

Skyline’s net sales and Adjusted EBITDA for the 12 months ended December 3, 2017 were $217,700,000 and $6.2 million respectively.

I’ll now hand it off to Keith as we return to Page 10 of the presentation.

Keith Anderson:

Thanks Rich. Page 10 will provide you with the transaction rationale and how we believe that the combined Company will drive significant shareholder value. The combined Skyline Champion will be a leader in the factory-built housing industry with clear number two North American market position and $1.2 billion in pro forma LTM net sales. The combined Company will be diversified across its products, service offerings and market geographies. Both companies, as well as our customer base, will benefit from the scale of the operating footprint, complementary retail, and logistics presence that we have.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Champion Home Builders, Inc. – Skyline and Champion Home Builders Combination Update, January 25, 2018

Skyline and Champion have similar cultures and operating principles in that we are deeply committed to providing our customers will top quality products and service offerings. I believe that Skyline more than anyone else in the industry provides the best combination of high quality products and services to its customers.

Given the operational similarities of the two companies, there is significant synergy opportunity to streamline operations, optimize manufacturing output, and leverage procurement opportunities. We expect to achieve $10 million to $15 million of synergies within the next 24 months as the companies become fully integrated. There are specific details on this synergy opportunity that we will discuss further.

Another compelling aspect of the transaction is enhancing the public market footprint of the manufactured housing industry. By significantly increasing the scale of another factory-built housing company to the public markets, there will be increased investor awareness and enhanced liquidity resulting in additional value to shareholders.

The result of the combination is a business with a strong balance sheet and available liquidity that will allow us to pursue our growth strategy. The pro forma company will close with sufficient cash on hand to cover all outstanding debt, allowing the Company to retain financial flexibility. Additionally, it is anticipated that the Company will have a $50 million revolving credit facility upon close, positioning Skyline Champion for continued growth investments, including M&A.

Moving on to Page 11, while we have touched upon several of these areas already, we want to reiterate several key points. The combined platform will continue to offer the suite of products that Skyline already produces, including manufactured homes, modular homes, park models, and add to its offerings Champion’s commercial modular construction, logistics and retail platform. Our estimated HUD market share will be 18%, supported by a combined 36 operating facilities, 10 logistics terminals, and seven states with retail presence. Given current backlogs and expected future demand, our intention is to continue to operate all 36 plants with an eye toward future expansion as markets continue to improve.

I will now turn it over to Laurie so that she can briefly walk through the synergies and financial overview.

Laurie Hough:

Thanks Keith. On Page 12, we have an overview on expected synergies. We believe that Skyline Champion will capitalize on the opportunity to cross-sell products and services to existing customers and drive volume through specialized community financing programs and national community relationships. Additionally, our in-house retail and logistics networks will be a key catalyst to streamlining production and distribution. The cross-selling opportunity will allow us to reach new customers while strengthening relationships with existing customers.

We also expect to achieve significant cost synergies through procurement activities and sharing of best practices. These cost synergy opportunities will help the Company become more operationally efficient and improve the accuracy and quality of our products. We have identified opportunities to optimize our manufacturing output by converting plants to full campus or semi-campus configurations and reducing redundant processes.

Based on our assessment of the geographic location, operations and product offerings at each of our facilities, we believe that there is a strategic opportunity to streamline overlapping functions and production mix via campus clusters. As previously mentioned, we estimate synergies to be in the $10 million to $15 million run rate range over the next 24 months.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Champion Home Builders, Inc. – Skyline and Champion Home Builders Combination Update, January 25, 2018

On Page 13, we illustrated each Company’s LTM financials. The combination of Skyline and Champion creates a company with significant size and scale and an overall highly attractive financial profile. Through the combination with Champion, Skyline’s LTM revenue will be over five times and LTM Adjusted EBITDA will be over 11 times as large. Pro forma LTM sales will exceed $1.2 billion and pro forma Adjusted EBITDA will be $72.5 million excluding synergies, and will be between $82.5 million and $87.5 million including expected synergies.

I now hand it back to Keith.

Keith Anderson:

In conclusion, the combined Company is well positioned to continue on a strong growth trajectory as we work towards becoming a fully integrated business. Both Rich and I are very excited about this transaction and the various upsides it will bring to all parties. Our customer base will benefit from our large geographic footprint, broad product offering, and streamlined retail and logistics services. Suppliers will have access to the second largest factory-built housing player and our broad set of end markets. Our employees will be focused on exciting transition and growth-oriented projects providing new opportunities for each of them to prosper, and our Company will play an important role in helping solve America’s affordable housing crisis. Finally, shareholders will be able to participate in the various upsides of the combination and resulting value creation.

This is a unique strategic opportunity to bring together two key players in the factory-built housing industry, and we believe there is a great deal that we will be able to accomplish together.

Thank you for everyone joining us today. We appreciate your interest in our Company and we look forward to updating on our progress in the near future.

I’ll hand it over to the Operator.

Operator:

Thank you. Ladies and gentlemen, that does conclude today’s conference. Thank you all again for your participation.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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